EXHIBIT 1.1

                           BERGEN BRUNSWIG CORPORATION
                           (a New Jersey corporation)

                             BERGEN CAPITAL TRUST I

            7.80% Trust Originated Preferred SecuritiesSM ("TOPrSSM")
                 (liquidation amount $25 per preferred security)
                                  guaranteed by
                           Bergen Brunswig Corporation

                                 TERMS AGREEMENT
                                                             Dated: May 20, 1999

Bergen Brunswig Corporation
Bergen Capital Trust I
4000 Metropolitan Drive
Orange, California  92668

Attention:

Dear Ladies and Gentlemen:

          We (the "Representatives") understand that Bergen Capital Trust I (the "Trust"), a statutory business trust organized under the laws of the State of Delaware, proposes to issue and sell 12,000,000 shares of 7.80% Trust Originated Preferred Securities (the "Preferred Securities") of the Trust (such Preferred Securities being hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Trust has agreed to sell to the underwriters named below (the "Underwriters"), and the Underwriters have agreed, severally and not jointly, to purchase from the Trust, the respective amounts of Underwritten Securities set forth below opposite their respective names.

Underwriter                                                        Number of
                                                                   Shares of
                                                         Underwritten Securities
--------------------------------------------------------------------------------

Merrill Lynch, Pierce, Fenner & Smith Incorporated                1,278,000

Banc of America Securities LLC                                    1,267,000

A.G. Edwards & Sons, Inc.                                         1,267,000

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Goldman, Sachs & Co.                                              1,267,000

Morgan Stanley & Co. Incorporated                                 1,267,000

PaineWebber Incorporated                                          1,267,000

Prudential Securities Incorporated                                1,267,000

ABN AMRO Incorporated                                               120,000

BT Alex. Brown Incorporated                                         120,000

Robert W. Baird & Co. Incorporated                                  120,000

Bear, Stearns & Co. Inc.                                            120,000

CIBC World Markets Corp.                                            120,000

Dain Rauscher Incorporated                                          120,000

Donaldson, Lufkin & Jenrette Securities Corporation                 120,000

EVEREN Securities, Inc.                                             120,000

First Union Capital Markets Corp.                                   120,000

Legg Mason Wood Walker, Incorporated                                120,000

Raymond James & Associates, Inc.                                    120,000

U.S. Bancorp Piper Jaffray Inc.                                     120,000

Advest, Inc.                                                         60,000

BB&T Capital Markets, a division of Scott & Stringfellow             60,000

J.C. Bradford & Co.                                                  60,000

Crowell, Weedon & Co.                                                60,000

D. A. Davidson & Co.                                                 60,000

Fahnestock & Co. Inc.                                                60,000

Fifth Third Securities, Inc.                                         60,000

First Albany Corporation                                             60,000

Fleet Securities, Inc.                                               60,000

Gibraltar Securities Co.                                             60,000

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Gruntal & Co., L.L.C.                                                60,000

J.J.B. Hilliard, W.L. Lyons, Inc.                                    60,000

Howe Barnes Investments, Inc.                                        60,000

Wayne Hummer Investments LLC                                         60,000

Janney Montgomery Scott Inc.                                         60,000

Kirkpatrick, Pettis, Smith, Polian Inc.                              60,000

McDonald Investments Inc.                                            60,000

Mesirow Financial, Inc.                                              60,000

Morgan Keegan & Company, Inc.                                        60,000

OLDE Discount Corporation                                            60,000

Parker/Hunter Incorporated                                           60,000

The Robinson-Humphrey Company, LLC                                   60,000

Stephens Inc.                                                        60,000

Stifel, Nicolaus & Company, Incorporated                             60,000

Stone & Youngberg                                                    60,000

TD Securities (USA) Inc.                                             60,000

Trilon International Inc.                                            60,000

Utendahl Capital Partners, L.P.                                      60,000
                                                                 ----------
                  Total:                                         12,000,000
                                                                 ==========


         The Underwritten Securities shall have the following terms:


Number of shares of Underwritten
Securities to be issued:                    12,000,000

Distribution rate:                          7.80% per annum

Liquidation amount:                         $25 per Underwritten Security

Maturity date:                              June 30, 2039

Distribution:                               Accruing  beginning May 26, 1999 and
                                            payable March 31, June 30, September
                                            30  and  December 30  of  each year,
                                            commencing  June 30, 1999

Initial public offering price:              $300,000,000

Underwriting commission to be
paid by Bergen Brunswig
Corporation:                                $9,450,000

Proceeds to the Trust:                      $300,000,000

Redemption provisions:                      Bergen   Brunswig  Corporation   may
                                            redeem  some  or all  of its   7.80%
                                            Subordinated   Deferrable   Interest
                                            Notes   due  June   30,  2039   (the
                                            "Applicable Debt Securities") (i) on
                                            one  or  more  occasions any time on
                                            or after  May  26,  2004  and  (ii)
                                            before  May 26,  2004   within   90
                                            days following  the  occurrence  of
                                            a Special Event (as defined  in  the
                                            Prospectus).  The Trust will use the
                                            cash it receives upon any redemption
                                            of the  Applicable  Debt  Securities
                                            to    redeem   a    like   amount of
                                            Underwritten  Securities  and Common
                                            Securities.

Sinking fund requirements:                  None

Selling concession:                         $.50 per Underwritten Security

Reallowance:                                $.45 per Underwritten Security

Closing date and location: May 26, 1999 at 9:00 A.M., New York City time, at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022

          All the provisions contained in the document attached as Annex A hereto entitled "Bergen Brunswig Corporation--Debt Securities, Trust Originated Preferred Securities, Guarantees of Trust Originated Preferred Securities and Class A Common Stock--Underwriting Agreement Basic Provisions" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

          Please   accept this  offer no later than 5:00 o'clock P.M.  (New York
City time) on May 20, 1999 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                          Very truly yours,

                                          MERRILL LYNCH & CO.
                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                             INCORPORATED
                                          BANC OF AMERICA SECURITIES LLC
                                          A.G. EDWARDS & SONS, INC.
                                          GOLDMAN, SACHS & CO.
                                          MORGAN STANLEY & CO. INCORPORATED
                                          PAINEWEBBER INCORPORATED
                                          PRUDENTIAL SECURITIES INCORPORATED


                                          By:  MERRILL LYNCH, PIERCE,
                                                 FENNER & SMITH INCORPORATED

                                          By:  /s/ James G. Jackson
                                               __________________________
                                               Name: James G. Jackson
                                               Title: Director

                                               Acting  on  behalf of  themselves
                                               and the other named Underwriters.

Accepted:

BERGEN BRUNSWIG CORPORATION


By:  /s/ Neil F. Dimick
     ____________________________
     Name:  Neil F. Dimick
     Title: Executive Vice President
            and Chief Financial Officer

BERGEN CAPITAL TRUST I


By:  /s/ Neil F. Dimick
     ____________________________
     Name:  Neil F. Dimick
     Title: Regular Trustee


By:  /s/ Donald R. Roden
     ____________________________
     Name:  Donald R. Roden
     Title: Regular Trustee


By:  /s/ Milan A. Sawdei
     ____________________________
     Name:  Milan A. Sawdei
     Title: Regular Trustee

                                                                      ANNEX A
                           BERGEN BRUNSWIG CORPORATION
                           (a New Jersey corporation)

                                 Debt Securities
                      Trust Originated Preferred Securities
               Guarantees of Trust Originated Preferred Securities
                              Class A Common Stock

                     UNDERWRITING AGREEMENT BASIC PROVISIONS


         Bergen Brunswig Corporation, a New Jersey corporation (the "Company" or the "Guarantor"), proposes to initially issue and sell up to $700,000,000 aggregate principal amount of (i) its senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities") and (ii) shares of trust originated preferred securities, no par value (the "Preferred Securities"), of Bergen Capital Trust I (the "Trust"), a statutory business trust organized under the laws of the State of Delaware, or any combination thereof, from time to time on terms to be determined at the time of sale. The Debt Securities and Preferred Securities may be convertible into shares of class A common stock, par value $1.50 per share, of the Company and the attached preferred stock purchase rights (the "Preferred Stock Purchase Rights") created pursuant to the Rights Agreement (the "Rights Agreement") between the Company and Chase Manhattan Bank and Trust Company, National Association, as Rights Agent, dated February 8, 1994 (such class A common stock together with the Preferred Stock Purchase Rights being hereinafter referred to as the "Class A Common Stock"). Any Subordinated Debt Securities issued by the Company and purchased by the Trust in connection with the Trust's issuance of Preferred Securities are referred to herein as the "Applicable Debt Securities."

         The Senior Debt Securities (other than the LYONsTM, as defined below) will be issued under an indenture dated as of May 14, 1999 (the "Senior Indenture") between the Company and Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Senior Trustee"). The Subordinated Debt Securities (other than the LYONsTM, as defined below) will be issued under an indenture dated as of May 14, 1999 (the "Subordinated Indenture") between the Company and Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Subordinated Trustee" and, together with the Senior Trustee, the "Trustee"). The Company may offer Senior Debt Securities or Subordinated Debt Securities denominated as "Liquid Yield OptionTM Notes" (the "LYONsTM") under a separate indenture (the "LYONsTM Indenture"). The Senior Indenture, the Subordinated Indenture and the LYONsTM Indenture are sometimes referred to collectively herein as the "Indentures." Each issue of Debt Securities may vary, as applicable, as to aggregate principal amount, maturity date, interest rate or formula and timing of payments thereof, redemption provisions and sinking fund requirements, if any, and any other variable terms which the Senior Indenture, Subordinated Indenture or LYONsTM Indenture, as the case may be, contemplates may be set forth in the Debt Securities issued from time to time. The Senior Debt Securities, Subordinated Debt Securities and LYONsTM may be offered either together or separately.

         The Preferred Securities will be issued in one series, the terms of which are set forth in the Declaration of the Trust (as defined herein) relating to such series of Preferred Securities. The Preferred Securities will be guaranteed by the Guarantor with respect to distributions and payments upon liquidation, redemption and otherwise (the "Preferred Securities Guarantees") pursuant to the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee Agreement"), dated as of May 26, 1999, between the Guarantor and Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Preferred Guarantee Trustee"), and entitled to the benefits of certain backup undertakings described in the Prospectus (as defined herein) with respect to the Guarantor's agreement pursuant to the Officers' Certificate (as defined herein) to pay all expenses relating to administration of the Trust (the "Undertakings"). The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Guarantor of its common securities (the "Common Securities") guaranteed by the Guarantor, to the extent set forth in such guarantee, with respect to distributions and payments upon liquidation and redemption (the "Common Securities Guarantee" and, together with the Preferred Securities Guarantee, the "Guarantees") pursuant to a Common Securities Guarantee Agreement (the "Common Securities Guarantee Agreement" and, together with the Preferred Securities Guarantee Agreement, the "Guarantee Agreements"), dated as of May 26, 1999 between the Guarantor and Chase Manhattan Bank and Trust Company, National Association, as trustee, and will be used by the Trust to purchase subordinated notes of the Company. The Preferred Securities and the Common Securities will be issued pursuant to the amended and restated declaration of trust of the Trust, dated as of May 26, 1999 (the "Declaration"), among the Guarantor, as Sponsor, the trustees named therein (the "Regular Trustees") and the holders from time to time of undivided beneficial interests in the assets of the Trust.

         As used herein, "Securities" shall mean Debt Securities, Preferred Securities, Class A Common Stock or any combination thereof and "Underwritten Securities" shall mean Securities defined as "Underwritten Securities" in a particular Terms Agreement (as hereinafter defined) to which this Underwriting Agreement Basic Provisions is attached.

         This is to confirm the arrangements with respect to the purchase from the Company, by the Representative and the several Underwriters listed in the applicable terms agreement entered into between the Representatives and the Company of which this Underwriting Agreement Basic Provisions is Annex A thereto (the "Terms Agreement"), of the Underwritten Securities described in such Terms Agreement. With respect to any particular Terms Agreement, the Terms Agreement, together with the provisions hereof incorporated therein by reference, is herein referred to as the "Agreement." Terms defined in the Terms Agreement are used herein as therein defined. It is acknowledged that this Underwriting Agreement Basic Provisions shall only apply to Underwritten Securities referred to in a specific Terms Agreement executed by the applicable parties. Except as provided in Section 3(i) hereof, the Company shall not be obligated to sell hereunder, and shall be free to sell to others free of any restrictions imposed by this Agreement, any Securities other than Underwritten Securities covered by a Terms Agreement executed by the Company.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-74349) in respect of certain of the Company's Securities and has filed such amendments thereto as may have been required. The registration statement as amended has been declared effective by the Commission, and the Indentures have been qualified under the Trust Indenture Act of 1939 (the "1939 Act"). The registration statement as amended and the prospectus constituting a part thereof, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Securities Act of 1933, as amended (the "1933 Act"), or otherwise, are collectively referred to herein as the "Registration Statement" and the "Prospectus," respectively; provided, however, that a supplement of the Prospectus contemplated by Section 3(a) (a "Prospectus Supplement") shall be deemed to have supplemented the Prospectus only with respect to the offering of Underwritten Securities to which it relates.

         SECTION 1. Representations and Warranties. Each of the Company and the Trust represents and warrants to the Representatives and to each Underwriter named in the Terms Agreement as of the date thereof (the "Representation Date"), and as of the Closing Time (as defined herein) as follows:

                  (a) The Registration Statement and the Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date, complied in all material respects with the requirements of the 1933 Act, the rules and regulations thereunder (the "Regulations") and the 1939 Act. The Registration Statement, at the time the Registration Statement became effective and as of the applicable Representation Date, did not, and as of the Closing Time will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date, did not, and as of the Closing Time will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the
         Registration   Statement  or   Prospectus   or  to  that  part  of  the
         Registration   Statement  which  shall   constitute  the  Statement  of
         Eligibility and Qualification under the 1939 Act (Form T-1) of the Trustees under the Indentures.

                  (b) The financial statements and the supporting schedules included in the Registration Statement and Prospectus present fairly the financial position of the Company and its subsidiaries on a consolidated basis, as of the dates indicated, and the respective results of operations for the periods specified, in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (c) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder, and, when read together and with the other information in the Prospectus, at the time the Registration Statement became effective and at the time any amendments thereto become effective or hereafter during the period specified in Section 3(b), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                  (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be described in the Registration Statement and Prospectus:
         (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect") and (ii) there have not been any transactions entered into by the Company or its subsidiaries other than
         (x) transactions in the ordinary course of business including borrowings for the acquisition of receivables and other operations and
         (y) transactions which are not material in relation to the Company and its subsidiaries considered as one enterprise.

                  (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey with power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement.

                  (f) This Agreement has been duly authorized by each of the Company and the Trust and conforms in all material respects to the description thereof in the Prospectus.

                  (g) The execution and delivery of this Agreement, the Subordinated Indenture, the Declaration and the Preferred Securities Guarantee Agreement, if any, and the consummation of the transactions contemplated herein and therein, have been duly authorized by all necessary corporate action and will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Trust, pursuant to any indenture, loan agreement, contract or other agreement or instrument to which the Company or the Trust is a party or by which the Company or the Trust may be bound or to which any of the property or assets of the Company or the Trust is subject, nor will such action result in any violation of the provisions of the charter, by-laws or other organizational documents of the Company or the Trust or, to the best of any of their knowledge, any order, rule or regulation applicable to the Company or the Trust of any court or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company or the Trust.

                  (h) The Applicable Debt Securities have been duly authorized for issuance and sale and when issued, authenticated and delivered pursuant to the provisions of the Subordinated Indenture, against payment of the consideration therefor, the Applicable Debt Securities will be valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equity principles and will be entitled to the benefits of the Subordinated
         Indenture, and the Applicable Debt Securities and the Subordinated Indenture conform in all material respects to all statements relating thereto contained in the Prospectus.

                  (i) The Preferred Securities Guarantee Agreement has been duly authorized and, at the Closing Time (as defined herein), will have been duly executed by the Company and (assuming the due authorization, execution and delivery by the Preferred Guarantee Trustee) constitute the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or other laws relating to or affecting the enforcement of creditors' rights generally or by general equity principles.

                  (j) The Preferred Securities, the Preferred Securities Guarantee and the Declaration will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

                  (k) The Declaration has been duly authorized by the Guarantor and each of the Regular Trustees and, at the Closing Time (as defined herein), will have been duly executed and delivered by the Regular Trustees, and assuming due authorization, execution and delivery of the Declaration by the Property Trustee under the Declaration (the "Property Trustee") and the Delaware Trustee under the Declaration (the "Delaware Trustee" and, together with the Regular Trustees and the Property Trustee, the "Declaration Trustees"), the Declaration will, at the Closing Time (as defined herein), be a valid and binding obligation of the Regular Trustees, enforceable against the Regular Trustees in accordance with its terms, except as such enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors' rights generally or by general equity principles, and will conform in all material respects to all statements relating thereto in the Prospectus; and at the Closing Time (as defined herein), the Declaration will have been qualified under the 1939 Act.

                  (l) The Preferred Securities have been duly authorized by the Declaration and, when issued and delivered pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial interests in the Trust and will be entitled to the benefits of the Declaration; the issuance of the Preferred Securities is not subject to preemptive or other similar rights; and (subject to the terms of the Declaration) holders of Preferred Securities will be entitled to the same limitation of personal liability as is extended under Delaware law to stockholders of private corporations for profit.

                  (m) The Company owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and the Company has not received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

                  (n) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts covering such risks as is reasonably believed to be adequate for the conduct of their respective businesses or has reserved reasonable amounts for noninsured risks.

                  (o) The  Company and each of its  subsidiaries  own or possess adequate rights to use all material trademarks, service marks, trade names, trademark registrations, service mark registrations and copyrights necessary for the conduct of their businesses and have no reason to believe that the conduct of their businesses will conflict with, and have not received any notice of any material claim of conflict with, any such rights of others.

                  (p) Except as may otherwise be described in the Registration Statement and Prospectus, (i) there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of medical wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or would not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions a Material Adverse Effect; and (ii) there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or of any medical wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries had knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping and release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms
         "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

                  (q) All disclosure regarding year 2000 compliance that is required to be described in a registration statement on Form S-3 under the 1933 Act (including disclosure required by Staff Bulletin No. 6 and SEC Release No. 33-7558 (July 29, 1998)) has been included in all material respects in the Prospectus. As of March 31, 1999, the Company and its then subsidiaries had not incurred significant operating expenses or costs to ensure that their information systems will be year 2000 compliant, other than as disclosed in the Prospectus.

                  (r) Deloitte & Touche LLP are independent certified public accountants with respect to the Company as required by the 1933 Act and the Regulations and Arthur Andersen LLP and Ernst & Young are independent accountants with respect to PharMerica, Inc. as required by the 1933 Act and the Regulations.

         Any certificate signed by any officer or trustee of the Company or the Trust and delivered to the Representative or counsel for the Underwriters in connection with an offering of Underwritten Securities shall be deemed a representation and warranty by the Company, as to the matters covered thereby, to each Underwriter participating in such offering.

         SECTION 2. Purchase and Sale. The obligations of the Underwriters to purchase, and the Company and/or the Trust to sell, the Underwritten Securities shall be evidenced by the Terms Agreement. The Terms Agreement specifies the principal amount of the Debt Securities, if any, and the number of Preferred Securities, if any, the names of the Underwriters participating in the offering (subject to substitution as provided in Section 10 hereof) and the principal amount or number of Underwritten Securities which each Underwriter severally has agreed to purchase, the purchase price to be paid by the Underwriters for the Underwritten Securities, the initial public offering price, if any, of the

Underwritten Securities, any terms of the Underwritten Securities not already specified in the Indentures or the Declaration, as the case may be, pursuant to which they are being issued (including, but not limited to, designations, denominations, current ratings, interest rates or formulas and payment dates, maturity dates, redemption provisions and sinking fund requirements, if any).

         The several commitments of the Underwriters to purchase Underwritten Securities pursuant to the Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

         Payment of the purchase price for, and delivery of, any Underwritten Securities to be purchased by the Underwriters and sold by the Company and/or the Trust shall be made at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M., New York City time, on the fourth business day (unless postponed in accordance with the provisions of Section 10) following the date of the Terms Agreement or such other time as shall be agreed upon by the Representatives and the Company (each such time and date being referred to as a "Closing Time"). Unless otherwise specified in the Terms Agreement, payment shall be made to the Trust by certified or official bank check or checks in federal or similar same day funds payable to the order of the Trust against delivery to the Representatives for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. The Underwritten Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days prior to the applicable Closing Time. The Underwritten Securities, which may be in temporary form, will be made available for examination and packaging by the Representatives on or before the first business day prior to the Closing Time.

         SECTION 3. Covenants of the Company and the Trust. Each of the Company and the Trust covenants with the Representatives, and with each Underwriter participating in the offering of Underwritten Securities, as follows:

                  (a) Immediately following the execution of the Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the principal amount of Debt Securities and/or number of Preferred Securities covered thereby and their material terms not otherwise specified in the respective Indentures or the Declaration, as the case may be, pursuant to which the Debt Securities or Preferred Securities, as the case may be, are being issued, the names of the Underwriters participating in the offering and the principal amount of Debt Securities or number of Preferred Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Underwritten Securities are to be purchased by the Underwriters from the Company and/or the Trust, the initial public offering price, the selling concession and reallowance, if any, and such other information as the Representatives and the Company deem appropriate in connection with the offering of the Underwritten Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus and such Prospectus Supplement as the Representatives shall reasonably request.

                  (b) If, at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Underwritten Securities, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of circumstances existing at the time it is delivered to a purchaser or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the Regulations, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

                  (c) With respect to each sale of Underwritten Securities, the Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, earning statements (in form complying with the provisions of Rule 158 under the 1933 Act) covering 12-month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule
         158) of the Registration Statement relating to Underwritten Securities.

                  (d) At any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Underwritten Securities, the Company will give the Representatives notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1934 Act, the 1933 Act or otherwise, will furnish the Representatives with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which the Representatives or counsel for the Underwriters shall reasonably object.

                  (e) At any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Underwritten Securities, the Company will notify the Representatives immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or any supplement to the Prospectus, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (f) During the period specified in (b) above, the Company will deliver to the Representatives as many signed and conformed copies of the registration statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Representatives may reasonably request.

                  (g) The Company will endeavor in good faith to qualify the Underwritten Securities for offering and sale under the applicable securities laws of such jurisdictions as the Representatives may designate; provided, however, that the Company shall not be obligated to file any general consent to service or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified. The Company will maintain such qualifications in effect for as long as may be required for the distribution of the Underwritten Securities. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Underwritten Securities have been qualified as above provided.

                  (h) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act in connection with the sale of the Underwritten Securities, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.

                  (i) Between the date of the Terms Agreement and the later of termination of any trading restrictions or the Closing Time with respect to the Underwritten Securities covered thereby, the Company will not, without the Representative's prior consent, offer to sell, or enter into any agreement to sell, any new issue of Preferred Securities of the Company with a maturity of more than one year.

                  (j) The Company has obtained the authorization of the New York Stock Exchange to list the Preferred Securities thereon and will use its best efforts to effect the listing of the Preferred Securities thereon.

         SECTION 4. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase Underwritten Securities pursuant to the Terms Agreement are subject to the accuracy of the representations and warranties on the part of the Company and the Trust herein contained, to the accuracy of the statements of the Company's or the Trust's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company and the Trust of all of their covenants and other obligations hereunder and to the following further conditions:

                  (a) At the applicable Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, (ii) there shall not have occurred since the date of the Terms Agreement any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities, including the Underwritten Securities, by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act and (iii) there shall not have come to the Representatives' attention any facts that would cause the Representatives to believe that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to a purchaser of the Underwritten Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading.

                  (b) At the applicable Closing Time, the Representatives shall have received:

                           (1) The favorable opinion, dated as of the applicable
                  Closing  Time,  of  Lowenstein  Sandler  PC,  counsel  for the
                  Company and the Trust, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                                    (i)  The  Company  is  a  corporation   duly
                           incorporated and validly existing in good standing under the laws of the State of New Jersey.

                                    (ii)  The  Company  is  duly   qualified  to
                           transact business and is in good standing under the laws of the states of California, Michigan and Utah.

                                    (iii) The Company has full  corporate  power
                           and corporate authority to enter into and perform its obligations under this Agreement, the Declaration, the Subordinated Indenture and the Preferred Securities Guarantee Agreement, to borrow money as contemplated in this Agreement and the Subordinated Indenture, and to issue, sell and deliver the Applicable Debt Securities, and to purchase, own and hold the Common Securities issued by the Trust.

                                    (iv)   The   Declaration   has   been   duly
                           authorized, executed and delivered by the Guarantor and each of the Regular Trustees.

                                    (v) This Agreement, the Preferred Securities
                           Guarantee Agreement and the Applicable Debt Securities have been duly authorized, executed and delivered by the Company.

                                    (vi)  The  execution  and  delivery  of this
                           Agreement, the Subordinated Indenture, the Declaration and the Preferred Securities Guarantee Agreement, the fulfillment of the terms herein and therein set forth and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of, or default under, the charter or by-laws of the Company or any indenture, credit agreement, commercial paper agreement or other material agreement known to such counsel of which the Company is a party or by which it is bound, or any law, administrative regulation or administrative or court order known to such counsel to be applicable to the Company and transactions of the type contemplated in the Prospectus.
                                    (vii) This Agreement has been duly executed,
                           and the Preferred Securities have been duly authorized, executed and delivered, by the Trust.

                                    (viii) The  Subordinated  Indenture has been
                           duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, such Indenture constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement thereof may be subject to the effects of any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including, without limitation, all laws relating to fraudulent transfers), and may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law) and except as enforcement thereof is subject, in the case of Debt Securities denominated in a foreign currency or currency unit, to provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

                                    (ix)  All  of  the  issued  and  outstanding
                           Common Securities of the Trust are directly owned of record by the Guarantor free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity known to such firm, except for the restrictions on transfer set forth in the Declaration and except that such counsel may state that in rendering the opinion set forth in this paragraph (ix) regarding security interests, mortgages, pledges, liens, encumbrances, claims and equities on the Common Securities of the Trust such counsel has not undertaken any independent investigation of the public record.

                                    (x)  The   Declaration   and  the  Preferred
                           Securities Guarantee have been duly qualified under the 1939 Act.

                                    (xi)  The  Preferred   Securities  Guarantee
                           Agreement  has been  duly  authorized,  executed  and
                           delivered by the Guarantor and, assuming due authorization, execution and delivery by the Preferred Guarantee Trustee, constitutes a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as may be subject to the effects of any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including, without limitation, all laws relating to fraudulent transfers), and may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law) and except as enforcement thereof is subject, in the case of a Preferred Securities Guarantee denominated in a foreign currency or currency unit, to provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

                                    (xii) The Applicable  Debt  Securities  have
                           been duly authorized by the Company and, when executed and authenticated as specified in the Subordinated Indenture and delivered against payment therefor, the Applicable Debt Securities will be valid and binding obligations of the Company entitled to the benefits of the Subordinated Indenture and enforceable in accordance with their terms, except as enforcement thereof may be subject to the effects of any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including, without limitation, all laws relating to fraudulent transfers), and may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law) and except as enforcement thereof is subject, in the case of Applicable Debt Securities denominated in a foreign currency or currency unit, to provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

                                    (xiii)  The  Underwritten  Securities,   the
                           Senior Indenture, the Subordinated Indenture, the Declaration and the Preferred Securities Guarantee Agreement conform in all material respects as to legal matters to the descriptions thereof in the Prospectus.

                                    (xiv) The  Subordinated  Indenture  has been
                           duly qualified under the 1939 Act.

                                    (xv) The Registration Statement is effective
                           under the 1933 Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                                    (xvi)   The   Registration   Statement   and
                           Prospectus, and each amendment or supplement thereto (except for the financial statements and other financial data included therein or omitted therefrom and any Form T-1 included within the Registration Statement, as to which such counsel need express no opinion), excluding the documents incorporated by reference therein, as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1933 Act, the 1939 Act and the Regulations.

                                    (xvii)   The   documents   incorporated   by
                           reference in the Prospectus (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel need express no opinion), as of the dates they were filed with the Commission, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

                                    (xviii)  The  Trust  is not  an  "investment
                           company" within the meaning of the 1940 Act.

                                    (xix) Subject to   customary qualifications,
                           (a) the choice of law provisions of this Agreement, the Subordinated Indenture, the Preferred Securities Guarantee Agreement and the Declaration are enforceable under New Jersey law; and (b) the Subordinated Indenture and Applicable Debt Securities would be enforceable under New Jersey law if so governed.

                                    (xx)  The  Trust  will  be  classified  as a
                           grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

                           Such  opinion  shall also state that such counsel has
                  not verified, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, other than those mentioned in (xiii) of subsection 4(b)(1) of this Section. Such counsel has, however, generally reviewed and discussed such statements with certain officers of the Company and its auditors. In the course of such review and discussion, no facts have come to such counsel's attention that lead such counsel to believe (i) that the Registration Statement or any amendment thereto (except for the financial statements and other financial data included therein or omitted therefrom and any Form T-1 included within the Registration Statement, as to which such counsel need not comment), at the time the Registration Statement or any such amendment became effective or at the time an Annual Report on Form 10-K was filed, or at the date of the Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or
                  (ii) that the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel need not comment), at the time the Prospectus was issued, at the time any such amended or supplemented Prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may rely on the opinion of Shearman & Sterling delivered pursuant to subsection 4(b)(3) of this Section as to matters of New York law.

                           (2) The favorable opinion, dated as of the applicable
                  Closing Time, of Richards, Layton & Finger, P.A., Delaware counsel for the Company, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                                    (i) The Trust has been duly  created  and is
                           validly existing in good standing as a business trust under the Business Trust Act of the State of Delaware, 12 Del. C. ss.ss. 3801 et seq. (the "Delaware Act"); all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made; under the Delaware Act and the Declaration, the Trust has the requisite business trust power and authority to (x) own property and conduct its business, all as described in the
                           Prospectus, (y) enter into and perform its obligations under this Agreement, and (z) issue and perform its obligations under the Preferred Securities and the Common Securities.

                                    (ii) Assuming the  Declaration has been duly
                           authorized, executed and delivered by the Trustees and the Guarantor, the Declaration is a valid and binding obligation of the Guarantor and the Regular Trustees, enforceable against the Guarantor and the Regular Trustees, in accordance with its terms, except to the extent that (x) enforcement thereof may be subject to the effects of any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including, without limitation, all laws relating to fraudulent transfers), and may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law) and (y) the rights to indemnity and contribution contained therein may be limited by applicable law or the public policy underlying such laws.

                                    (iii)  Under  the   Delaware   Act  and  the
                           Declaration, the execution and delivery by the Trust of this Agreement, and the performance by the Trust of its obligations hereunder, have been duly authorized by all necessary business trust action on the part of the Trust.

                                    (iv) The  Common  Securities  have been duly
                           authorized for issuance by the Declaration and, when issued and delivered pursuant to the Common Securities subscription agreement, will be validly issued and represent undivided beneficial interests in the assets of the Trust; and under the Delaware Act and the Declaration, the issuance of the Common Securities is not subject to preemptive rights.

                                    (v) The Preferred  Securities have been duly
                           authorized for issuance by the Declaration and, when issued, executed and authenticated in accordance with the Declaration and delivered and paid for in accordance with this Agreement, will be validly issued, and (subject to the qualifications set forth herein) represent fully paid and non-assessable undivided beneficial interests in the assets of the Trust; the holders of the Preferred Securities, in their capacity as such, will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit; and under the Delaware Act and the Declaration, the issuance of the Preferred Securities is not subject to preemptive rights. Such counsel may note that the Preferred Security holders will be subject to the withholding provisions of Section 11.4 of the Declaration and may be required to make payment or provide indemnity or security as set forth in the Declaration.

                                    (vi) The  issuance  and sale by the Trust of
                           the Preferred Securities and the Common Securities, the execution, delivery and performance by the Trust of this Agreement, the consummation of the transactions contemplated therein, and compliance by the Trust with its obligations thereunder will not violate any of the provisions of the Certificate of Trust or the Declaration or Applicable law. As used in this opinion, "Applicable Law" shall mean those laws, rules and regulations of the State of Delaware that, in such firm's experience, are normally applicable to transactions of the type contemplated by this Agreement (other than state securities laws, as to which such firm need express no opinion) but without such firm having made any special investigation with respect to any other laws, rules or regulations.

                                    (vii) No authorization, approval, consent or
                           order of any Delaware court or governmental authority or agency is required to be obtained by the Trust under Applicable Law in connection with the issuance and sale of the Common Securities and the Preferred Securities or the purchase by the Trust of the Applicable Debt Securities except such as have been obtained and such as may be required by state securities laws, as to which such firm need express no opinion.

                           (3) The favorable opinion, dated as of the applicable
                  Closing Time, of Shearman & Sterling, counsel for the Underwriters, with respect to certain matters. Such counsel may rely on the opinion of Lowenstein Sandler PC of subsection 4(b)(1) of this Section as to matters of New Jersey law.

                  (c) At the applicable Closing Time, there shall not have been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Registration Statement, a Material Adverse Effect, and the Representatives shall have received a certificate of any two of the Chief Executive Officer, Chief Financial Officer or any other Executive Vice President of the Company, dated as of such Closing Time, to the effect that there has been no such Material Adverse Effect and to the effect that the other representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though such Closing Time were a Representation Date.

                  (d) The Representatives shall have received from Deloitte & Touche LLP or other independent certified public accountants acceptable to the Representatives a letter, dated as of the date of the Terms Agreement and delivered at such time, in form heretofore agreed to.

                  (e) The Representatives shall have received from Arthur Andersen LLP or other independent certified public accountants acceptable to the Representatives a letter, dated as of the date of the Terms Agreement and delivered at such time, in form heretofore agreed to, and which shall not be required to provide comfort on interim financial statements.

                  (f) The Representatives shall have received from Ernst & Young LLP or other independent certified public accountants acceptable to the Representatives a letter, dated as of the date of the Terms Agreement and delivered at such time, in form heretofore agreed to.

                  (g) The Representatives shall have received from Deloitte & Touche LLP or other independent certified public accountants acceptable to the Representatives a letter, dated as of the applicable Closing Time, reconfirming or updating the letter required by subsection (d) of this Section to the extent that may be reasonably requested by the Representatives.

                  (h)  The  Representatives  shall  have  received  from  Arthur
         Andersen LLP or other independent certified public accountants acceptable to the Representatives a letter, dated as of the applicable Closing Time, reconfirming or updating the letter required by subsection (e) of this Section to the extent that may be reasonably requested by the Representatives and which shall provide customary comfort on interim financial statements.

                  (i) The Representatives shall have received from Ernst & Young LLP or other independent certified public accountants acceptable to the Representatives a letter, dated as of the applicable Closing Time, reconfirming or updating the letter required by subsection (f) of this Section to the extent that may be reasonably requested by the Representatives.

                  (j) At the applicable Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Underwritten Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

          If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the applicable Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.

         SECTION 5. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including
(i) the printing and filing of the Registration Statement and all amendments thereto, (ii) the preparation, issuance and delivery of the Underwritten
Securities to the Underwriters, (iii) the fees and disbursements of the Company's and the Trust's counsel, accountants and other advisors, (iv) the qualification of the Underwritten Securities under securities laws in accordance with the provisions of Section 3(g), including filing fees and the fee and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Surveys and Legal Investment Surveys, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the registration statements and all amendments thereto, of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, (vi) the delivery to the Underwriters of copies of the applicable Indentures, the Preferred Securities Guarantee Agreement, the Declaration and any Blue Sky Surveys and Legal Investment Surveys, (vii) the fees and expenses of the Property Trustee and Delaware Trustee, including the fees and disbursements of counsel for the Property Trustee and Delaware Trustee, in connection with the Declaration and the Certificate of Trust, (viii) the fees and expenses of the Preferred Guarantee Trustee, including the fees and disbursements of counsel for the

Preferred Guarantee Trustee, (ix) the fees and expenses incurred in connection with the listing of the Preferred Securities on the New York Stock Exchange, (x) the fees, if any, of rating agencies and (xi) the fees and expenses, if any, incurred in connection with the listing of the Underwritten Securities on any national securities exchange.

         If this Agreement is terminated by the Representatives in accordance with the provisions of Section 4 or Section 9(i), the Company shall reimburse the Underwriters named in the Terms Agreement for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

          SECTION 6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or any omission or alleged omission therefrom, of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or was made in reliance upon any Form T-1 included within the Registration Statement;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as reasonably incurred (including the fees and disbursements of counsel chosen by the

         Representatives), in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

         (b) The Company agrees to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever, as due from the Trust under subsection 6(a) of this Section.

         (c) Each Underwriter severally agrees that it will indemnify and hold harmless the Company and each of its officers who signs the Registration Statement and each of its directors and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements and omissions made in the Prospectus (or any amendment or supplement thereto) or the Registration Statement (or any amendment thereto) in reliance upon and in conformity with written information furnished to the Company or any of its trusts by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). In case any action shall be brought against the Company or any person so indemnified based on the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each person so indemnified shall have the rights and duties given to the Underwriters, by the provisions of subsection (a) of this Section.

         (d) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to
Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (e) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 7. Contribution.  If the indemnification provisions provided in
Section 6 above should under applicable law be unenforceable in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Underwritten Securities and also the relative fault of the Company, the Trust and the Underwriters in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Trust and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus, bear to the aggregate public offering price of the Underwritten Securities. The relative fault shall be determined by reference to, among other things, whether the indemnified party failed to give the notice required under Section 6 above including the consequences of such failure, and whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission of the Company and the Underwriters, directly or through the Representatives of the Underwriters. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 7 to contribute are several in proportion to their respective underwriting obligations and not joint.

         The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer who signs the Registration Statement and each director of the Company, each trustee of the Trust and to each person, if any, who controls the Company or the Trust within the meaning of
Section 15 of the 1933 Act.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company or the Trust submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of any Underwritten Securities to the Underwriters.

         SECTION 9. Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time prior to the applicable Closing Time (i) if there has been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Registration Statement, a Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak or escalation of hostilities or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Underwritten Securities or enforce contracts for the sale of the Underwritten Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or

(iv) if a banking moratorium has been declared by either Federal or New York authorities. In the event of any such termination, (x) the covenants set forth in Section 3 with respect to any offering of Underwritten Securities shall remain in effect so long as any Underwriter retains beneficial ownership of any such Underwritten Securities purchased from the Company pursuant to the applicable Terms Agreement and (y) the covenant set forth in Section 3(c), the provisions of Section 5, the indemnity agreement set forth in Section 6, the contribution agreement set forth in Section 7 and the provisions of Sections 8 and 13 shall remain in effect.

         SECTION 10. Default. If one or more of the Underwriters participating in an offering of Securities shall fail at the applicable Closing Time to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 24 hours the Representatives shall not have completed such arrangements for the purchase of all of the Defaulted Securities, then:

                  (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Underwritten Securities to be purchased pursuant to the Terms
         Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations thereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

                  (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Underwritten Securities to be purchased pursuant to such Terms Agreement, the Terms Agreement shall terminate without any liability on the part of any non-defaulting Underwriters or the Company. As used in this Section only, the aggregate amount or aggregate principal amount of Underwritten Securities shall mean the aggregate principal amount of any Debt Securities or the number of Preferred Securities included in the relevant Underwritten Securities.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement and the Terms Agreement.

         In the event of a default by any Underwriter or Underwriters as set forth in this Section, either the Representatives or the Company shall have the right to postpone the applicable Closing Time for a period not exceeding seven days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

          SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives; notices to the Company and the Trust shall be directed to it at 4000 Metropolitan Drive, Orange, California 92668, Attention: Milan A. Sawdei.

         SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Company, the Trust and any Underwriter who becomes a party hereto, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

          SECTION 14. Counterparts. The Terms Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument.

                                    MERRILL LYNCH & CO.
                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                      INCORPORATED
                                    BANC OF AMERICA SECURITIES LLC
                                    A.G. EDWARDS & SONS, INC.
                                    GOLDMAN, SACHS & CO.
                                    MORGAN STANLEY & CO. INCORPORATED
                                    PAINEWEBBER INCORPORATED
                                    PRUDENTIAL SECURITIES INCORPORATED

                                    By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                                               INCORPORATED


                                    By: /s/ James G. Jackson
                                        ___________________________
                                        Name:  James G. Jackson
                                        Title: Director

                                        Acting on behalf of themselves and the other named Underwriters.

BERGEN BRUNSWIG CORPORATION


By: /s/ Neil F. Dimick
    _________________________
    Name:  Neil F. Dimick
    Title: Executive Vice President
           and Chief Financial Officer

BERGEN CAPITAL TRUST I


By: /s/ Neil F. Dimick
    _________________________
    Name: Neil F. Dimick
    Title:Regular Trustee


By: /s/ Donald R. Roden
    _________________________
    Name:  Donald R. Roden
    Title: Regular Trustee


By: /s/ Milan A. Sawdei
    ________________________
    Name:  Milan A. Sawdei
    Title: Regular Trustee